Modivcare Reports
First Quarter 2023 Financial Results

Denver, CO – May 4, 2023 – Modivcare Inc., (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving patient outcomes, today reported financial results for the three months ended March 31, 2023.

First Quarter 2023 Highlights:
•Service revenue of $662.3 million, a 15.3% increase as compared to $574.5 million in Q1 2022
•Net loss of $4.0 million or $0.28 per diluted common share
•Adjusted EBITDA(1) of $50.2 million, adjusted net income(1) of $20.2 million and adjusted EPS(1) of $1.42 per diluted common share
•Net cash used in operating activities during the quarter of $2.7 million
•Cash and cash equivalents of $12.8 million as of March 31, 2023, with $1.0 billion principal amount of debt outstanding related to the Senior Unsecured Notes due 2025 and 2029
•$15.0 million drawn on the $325.0 million revolving credit facility as of March 31, 2023

(1) Non-GAAP financial measure reconciliations and other related information about non-GAAP financial measures provided below

“We reported solid first quarter results with 15 percent revenue growth driven by strong growth across each of our segments,” said L. Heath Sampson, President and Chief Executive Officer. “We remain confident in our 2023 outlook, which we maintained, due to several factors, including recent new contract wins, a strong pipeline for new business, and the continued success of our Home business. As the U.S. healthcare system increasingly shifts to home-based care, we are well positioned to capitalize on these opportunities with our supportive care services. Our offerings provide high quality care and services to our members in a cost-effective manner, aligning with the evolving needs of the healthcare landscape. Our focus for 2023 remains steadfast to build for scale and grow our business. We are confident that the initiatives implemented over the past few quarters will drive efficiencies and operating leverage throughout the year. I am incredibly proud of our team’s ability to perform and execute at a high level, and I am grateful for their hard work and dedication.”

2023 Guidance

We maintained our 2023 revenue and our Adjusted EBITDA guidance range as follows ($ in millions):

	Low	High
Revenue	$2,575	$2,600
Adjusted EBITDA	$225	$235

Guidance excludes the effects of any future merger or acquisition activity and is based on the current operating environment.

First Quarter 2023 Results

For the first quarter of 2023, the Company reported revenue of $662.3 million, an increase of 15.3% from $574.5 million in the first quarter of 2022. The increase in revenue is primarily attributable to a 4.7% increase in membership and an 11.8% increase in revenue per member in our NEMT segment coupled with a 4.4% increase in hours worked and a 4.4% increase in rate per hour in our personal care segment.

Operating income was $8.1 million, or 1.2% of revenue, in the first quarter of 2023, compared to operating income of $14.9 million, or 2.6% of revenue, in the first quarter of 2022. Net loss in the first quarter of 2023 was $4.0 million, or $0.28 per diluted common share, compared to net income of $0.3 million, or $0.02 per diluted common share, in the first quarter of 2022.

Adjusted EBITDA was $50.2 million, or 7.6% of revenue, in the first quarter of 2023, compared to $50.3 million, or 8.8% of revenue, in the first quarter of 2022.

Adjusted net income in the first quarter of 2023 was $20.2 million, or $1.42 per diluted common share, compared to $22.2 million, or $1.57 per diluted common share, in the first quarter of 2022.

First Quarter Earnings Conference Call

Modivcare will hold a conference call to discuss its financial results on Thursday, May 4, 2023 at 8:00 a.m. ET. To access the call, please dial:

US toll-free: 1 (888) 437-3179
International: 1 (862) 298-0702

You may also access the conference call via webcast at investors.modivcare.com, where the call will also be archived.

About Modivcare

Modivcare Inc. (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions are intended to address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal care and remote patient monitoring. To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA, Adjusted EBITDA and Adjusted G&A expense for the Company and its segments, Adjusted EBITDA margin for the Company's segments (other than its Corporate segment), and Adjusted Net Income and Adjusted EPS for the Company, all of which are performance measures that are not recognized under GAAP. EBITDA is defined as net income (loss) before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related costs, including severance and organizational consolidation costs and professional services fees, (2) certain transaction and integration costs, (3) settlement related costs, (4) cash settled equity, (5) stock-based compensation, (6) COVID-19 related costs, net of grant income, and (7) equity in net (income) loss of investee, net of tax. Adjusted EBITDA margin is calculated as Adjusted EBITDA, divided by service revenue, net. Adjusted Net Income is calculated as net income (loss) before: (1) restructuring and related costs, including severance and organizational consolidation costs and professional services fees (2) certain transaction and integration costs, (3) settlement related costs, (4) cash settled equity, (5) stock-based compensation, (6) equity in net (income) loss of investee, net of tax (7) intangible amortization expense, (8) COVID-19 related costs, net of grant income, and (9) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Adjusted G&A expense is calculated as G&A expense before (as applicable): (1) restructuring and related costs, (2) transaction and integration costs, (3) settlement related costs, (4) cash settled equity, and (5) stock-based compensation. We do not provide guidance for net income (loss) in this presentation on a basis consistent with GAAP or a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict items contained in the GAAP financial measures without unreasonable efforts. Our non-GAAP performance measures exclude expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. As a result, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. The updated guidance discussed herein constitutes forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations, or MCOs; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors; the effects of a public health emergency; inadequacies in, or security breaches of, our information technology systems, including the systems intended to protect our clients’ privacy and confidential information; any changes in the funding, financial viability or our relationships with our payors; pandemic infectious diseases, including the COVID-19 pandemic; disruptions to our contact center operations caused by health epidemics or pandemics like COVID-19; delays in collection, or non-collection, of our accounts receivable, particularly during any business integration; an impairment of our goodwill and long-lived assets; any failure to maintain or to develop reliable, efficient and secure information technology systems; an inability to attract and retain qualified employees; any acquisition or acquisition integration efforts; estimated income taxes being different from income taxes that we ultimately pay; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; a failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; certificates of need, or CON, laws or other regulatory and licensure obligations that may adversely affect our personal care integration efforts and expansion into new markets; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business that we acquired with our personal care segment; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing labor shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice or other similar claims; our operating in the competitive remote patient monitoring industry, and failing to develop and enhance related technology applications; any failure to innovate and provide services that are useful to customers and to achieve and maintain market acceptance; and our lack of sole decision-making authority with respect to our minority investment in Matrix and any failure by Matrix to achieve positive financial results of operations.

The Company has provided additional information about the risks facing our business in our annual report on Form 10-K and subsequent periodic and current reports most recently filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kevin Ellich,
Head of Investor Relations
(303) 728-7012
Kevin.Ellich@modivcare.com

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended March 31,
	2023	2022

Service revenue, net	$662,306	$574,475
Grant income	1,464	468

Operating expenses:
Service expense	550,266	459,315
General and administrative expense	79,713	76,808
Depreciation and amortization	25,693	23,946
Total operating expenses	655,672	560,069

Operating income	8,098	14,874

Interest expense, net	15,958	15,400
Loss before income taxes and equity method investment	(7,860)	(526)
Benefit for income taxes	(1,873)	(361)
Equity in net income of investee, net of tax	(2,025)	(483)
Net income (loss)	$(3,962)	$318

Earnings (loss) per common share:
Basic	$(0.28)	$0.02
Diluted	$(0.28)	$0.02

Weighted-average number of common shares outstanding:
Basic	14,163,511	14,023,585
Diluted	14,163,511	14,123,825

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$12,848	$14,451
Accounts receivable, net	296,745	294,341
Other current assets(1)	38,638	37,362
Total current assets	348,231	346,154
Property and equipment, net	76,252	69,138
Goodwill and intangible assets, net	1,388,576	1,408,063
Equity investment	43,698	41,303
Operating lease right-of-use assets	40,311	39,405
Other long-term assets	44,461	40,209
Total assets	$1,941,529	$1,944,272

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$15,000	$—
Accounts payable	54,987	54,959
Accrued contract payables	187,620	194,287
Accrued expenses and other current liabilities	132,978	135,860
Accrued transportation costs	93,726	96,851
Current portion of operating lease liabilities	9,852	9,640
Total current liabilities	494,163	491,597
Long-term debt, net of deferred financing costs	980,433	979,361
Operating lease liabilities, less current portion	32,867	32,088
Other long-term liabilities(2)	82,968	86,670
Total liabilities	1,590,431	1,589,716

Stockholders' equity
Stockholders' equity	351,098	354,556
Total liabilities and stockholders' equity	$1,941,529	$1,944,272

(1)     Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes other long-term liabilities and deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2023	2022
Operating activities
Net income (loss)	$(3,962)	$318
Depreciation and amortization	25,693	23,946
Stock-based compensation	1,124	2,049
Equity in net income of investee	(2,810)	(671)
Deferred income taxes	(3,624)	(6,587)
Reduction of right-of-use asset	3,547	2,884
Other non-cash items(1)	(2,975)	(1,996)
Changes in working capital(2)	(19,648)	51,542
Net cash provided by (used in) operating activities	(2,655)	71,485

Investing activities
Purchase of property and equipment	(13,320)	(8,584)
Net cash used in investing activities	(13,320)	(8,584)

Financing activities
Proceeds from short-term borrowings	15,000	—
Debt issuance costs	—	(2,415)
Proceeds from common stock issued pursuant to stock option exercise	—	1,138
Restricted stock surrendered for employee tax payment	(620)	(572)
Net cash provided by (used in) financing activities	14,380	(1,849)

Net change in cash, cash equivalents and restricted cash	(1,595)	61,052
Cash, cash equivalents and restricted cash at beginning of period	14,975	133,422
Cash, cash equivalents and restricted cash at end of period	$13,380	$194,474

(1) Includes provision for doubtful accounts and amortization of deferred financing costs and debt discount.
(2) Includes accounts receivable and other receivables, prepaid expenses and other current assets, accrued contract payables, accounts payable and accrued expenses, accrued transportation costs and other long-term liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended March 31, 2023
	NEMT	Personal Care	RPM	Corporate	Total

Service revenue, net	$469,463	$174,131	$18,712	$—	$662,306
Grant income	—	1,464	—	—	1,464

Operating expenses:
Service expense	407,686	136,090	6,490	—	550,266
General and administrative expense	33,875	22,663	5,769	17,406	79,713
Depreciation and amortization	6,766	12,868	5,854	205	25,693
Total operating expenses	448,327	171,621	18,113	17,611	655,672

Operating income (loss)	21,136	3,974	599	(17,611)	8,098

Interest expense, net	—	—	—	15,958	15,958
Income (loss) before income taxes and equity method investment	21,136	3,974	599	(33,569)	(7,860)
Provision (benefit) for income taxes	5,618	1,149	170	(8,810)	(1,873)
Equity in net income of investee, net of tax	(653)	—	—	(1,372)	(2,025)
Net income (loss)	16,171	2,825	429	(23,387)	(3,962)

Interest expense, net	—	—	—	15,958	15,958
Provision (benefit) for income taxes	5,618	1,149	170	(8,810)	(1,873)
Depreciation and amortization	6,766	12,868	5,854	205	25,693
EBITDA	28,555	16,842	6,453	(16,034)	35,816

Restructuring and related costs(1)	7,099	—	—	7,346	14,445
Transaction and integration costs(2)	—	277	32	564	873
Settlement related costs	275	—	—	—	275
Stock-based compensation	—	—	—	848	848
Equity in net income of investee, net of tax	(653)	—	—	(1,372)	(2,025)

Adjusted EBITDA	$35,276	$17,119	$6,485	$(8,648)	$50,232

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 ("SOX") implementation and business integration efforts.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended March 31, 2022
	NEMT	Personal Care	RPM	Corporate	Total

Service revenue, net	$400,920	$159,698	$13,857	$—	$574,475
Grant income	—	468	—	—	468

Operating expenses:
Service expense	332,096	122,232	4,987	—	459,315
General and administrative expense	37,333	23,133	4,962	11,380	76,808
Depreciation and amortization	7,105	12,505	4,128	208	23,946
Total operating expenses	376,534	157,870	14,077	11,588	560,069

Operating income (loss)	24,386	2,296	(220)	(11,588)	14,874

Interest expense, net	—	—	—	15,400	15,400
Income (loss) before income taxes and equity method investment	24,386	2,296	(220)	(26,988)	(526)
Provision (benefit) for income taxes	6,575	640	(58)	(7,518)	(361)
Equity in net (income) loss of investee, net of tax	65	—	—	(548)	(483)
Net income (loss)	17,746	1,656	(162)	(18,922)	318

Interest expense, net	—	—	—	15,400	15,400
Provision (benefit) for income taxes	6,575	640	(58)	(7,518)	(361)
Depreciation and amortization	7,105	12,505	4,128	208	23,946
EBITDA	31,426	14,801	3,908	(10,832)	39,303

Restructuring and related costs(1)	5,604	181	24	31	5,840
Transaction and integration costs(2)	—	1,273	647	1,791	3,711
Cash settled equity	—	—	—	(13)	(13)
Stock-based compensation	—	17	29	1,420	1,466
COVID-19 related costs, net of grant income	122	349	—	—	471
Equity in net (income) loss of investee, net of tax	65	—	—	(548)	(483)

Adjusted EBITDA	$37,217	$16,621	$4,608	$(8,151)	$50,295

(1) Restructuring and related costs include professional services costs and severance and recruiting costs.
(2) Transaction and integration costs include SOX integration efforts at recently acquired subsidiaries and acquisition costs.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share
(in thousands, except share and per share data)

	Three months ended March 31,
	2023	2022

Net income (loss)	$(3,962)	$318

Restructuring and related costs(1)	14,445	5,840
Transaction and integration costs(2)	873	3,711
Settlement related costs	275	—
Cash settled equity	—	(13)
Stock-based compensation	848	1,466
Equity in net income of investee, net of tax	(2,025)	(483)
Intangible amortization expense	19,901	19,490
COVID-19 related costs, net of grant income	—	471
Tax effected impact of adjustments	(10,154)	(8,629)

Adjusted net income	$20,201	$22,171

Adjusted EPS	$1.42	$1.57

Diluted weighted-average number of common shares outstanding	14,193,257	14,123,825

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to SOX implementation and business integration efforts.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Three months ended
	March 31, 2023	March 31, 2022	% Change	December 31, 2022	QoQ % Change

NEMT Segment

Service revenue, net	$469,463	$400,920	17.1%	$458,993	2.3%
Purchased services expense	344,420	277,947	23.9%	331,708	3.8%
Payroll and other expense	63,266	54,149	16.8%	54,938	15.2%
Service expense	$407,686	$332,096	22.8%	$386,646	5.4%

Gross profit	$61,777	$68,824	(10.2)%	$72,347	(14.6)%
Gross margin	13.2%	17.2%		15.8%

G&A expense	$33,875	$37,333	(9.3)%	$44,199	(23.4)%
G&A expense adjustments:
Restructuring and related costs	7,099	5,604	26.7%	13,869	(48.8)%
Transaction and integration costs	—	—	N/M	4,219	—%
Settlement related costs	275	—	N/M	—	N/M
Adjusted G&A expense	$26,501	$31,729	(16.5)%	$26,111	1.5%
Adjusted G&A expense % of revenue	5.6%	7.9%		5.7%

Net income	$16,171	$17,746	(8.9)%	$17,204	(6.0)%
Net income margin	3.4%	4.4%		3.7%

Adjusted EBITDA	$35,276	$37,217	(5.2)%	$46,260	(23.7)%
Adjusted EBITDA margin	7.5%	9.3%		10.1%

Total paid trips (in thousands)	8,202	7,111	15.3%	7,807	5.1%
Average monthly members (in thousands)	33,704	32,176	4.7%	34,819	(3.2)%

Revenue per member per month	$4.64	$4.15	11.8%	$4.39	5.7%
Revenue per trip	$57.24	$56.38	1.5%	$58.79	(2.6)%
Monthly utilization	8.1%	7.4%		7.5%

Purchased services per trip	$41.99	$39.09	7.4%	$42.49	(1.2)%
Payroll and other per trip	$7.71	$7.61	1.3%	$7.04	9.5%
Total service expense per trip	$49.70	$46.70	6.4%	$49.53	0.3%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison and, thus, the percentage has been removed.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Three months ended
	March 31, 2023	March 31, 2022	% Change	December 31, 2022	QoQ % Change

Personal Care Segment

Service revenue, net	$174,131	$159,698	9.0%	$176,013	(1.1)%
Service expense	136,090	122,232	11.3%	140,642	(3.2)%
Gross profit	$38,041	$37,466	1.5%	$35,371	7.5%
Gross Margin	21.8%	23.5%		20.1%

G&A expense	$22,663	$23,133	(2.0)%	$22,829	(0.7)%
G&A expense adjustments
Restructuring and related costs	—	181	(100.0)%	(6)	(100.0)%
Transaction and integration costs	277	1,273	(78.2)%	1,216	(77.2)%
Stock-based compensation	—	17	(100.0)%	—	N/M
Adjusted G&A expense	$22,386	$21,662	3.3%	$21,619	3.5%
Adjusted G&A expense % of revenue	12.9%	13.6%		12.3%

Net income	$2,825	$1,656	70.6%	$2,349	20.3%
Net income margin	1.6%	1.0%		1.3%

Adjusted EBITDA	$17,119	$16,621	3.0%	$16,559	3.4%
Adjusted EBITDA margin	9.8%	10.4%		9.4%

Total hours (in thousands)	6,824	6,535	4.4%	6,842	(0.3)%
Revenue per hour	$25.52	$24.44	4.4%	$25.73	(0.8)%
Service expense per hour	$19.94	$18.70	6.6%	$20.56	(3.0)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison and, thus, the percentage has been removed.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Three months ended
	March 31, 2023	March 31, 2022	% Change	December 31, 2022	QoQ % Change

RPM Segment

Service revenue, net	$18,712	$13,857	35.0%	$18,915	(1.1)%
Service expense	6,490	4,987	30.1%	6,678	(2.8)%
Gross profit	$12,222	$8,870	37.8%	$12,237	(0.1)%
Gross Margin	65.3%	64.0%		64.7%

G&A expense	$5,769	$4,962	16.3%	$5,636	2.4%
G&A expense adjustments
Restructuring and related costs	—	24	(100.0)%	—	N/M
Transaction and integration costs	32	647	(95.1)%	174	(81.6)%
Stock-based compensation	—	29	(100.0)%	—	N/M
Adjusted G&A expense	$5,737	$4,262	34.6%	$5,462	5.0%
Adjusted G&A expense % of revenue	30.7%	30.8%		28.9%

Net income (loss)	$429	$(162)	N/M	$672	(36.2)%
Net income (loss) margin	2.3%	(1.2)%		3.6%

Adjusted EBITDA	$6,485	$4,608	40.7%	$6,775	(4.3)%
Adjusted EBITDA margin	34.7%	33.3%		35.8%

Average monthly members (in thousands)	235	169	39.1%	236	(0.4)%
Revenue per member per month	$26.54	$27.33	(2.9)%	$26.72	(0.7)%
Service expense per member per month	$9.21	$9.84	(6.4)%	$9.43	(2.3)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison and, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended			Three months ended
	March 31, 2023	March 31, 2022	% Change	December 31, 2022	QoQ % Change

Corporate and Other Segment

G&A expense	$17,406	$11,380	53.0%	$17,399	—%
G&A expense adjustments
Restructuring and related costs	7,346	31	N/M	—	N/M
Transaction and integration costs	564	1,791	(68.5)%	2,050	(72.5)%
Settlement related costs	—	—	N/M	3,564	(100.0)%
Cash settled equity	—	(13)	(100.0)%	19	(100.0)%
Stock-based compensation	848	1,420	(40.3)%	1,823	(53.5)%
Adjusted G&A expense	$8,648	$8,151	6.1%	$9,943	(13.0)%
Adjusted G&A expense % of consolidated revenue	1.3%	1.4%		1.5%

	Three months ended			Three months ended
	March 31, 2023	March 31, 2022	% Change	December 31, 2022	QoQ % Change

Consolidated Modivcare

G&A expense	$79,713	$76,808	3.8%	$90,063	(11.5)%
G&A expense adjustments
Restructuring and related costs	14,445	5,840	147.3%	13,863	4.2%
Transaction and integration costs	873	3,711	(76.5)%	7,659	(88.6)%
Settlement related costs	275	—	N/M	3,564	(92.3)%
Cash settled equity	—	(13)	(100.0)%	19	(100.0)%
Stock-based compensation	848	1,466	(42.2)%	1,823	(53.5)%
Adjusted G&A expense	$63,272	$65,804	(3.8)%	$63,135	0.2%
Adjusted G&A expense % of revenue	9.6%	11.5%		9.7%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison and, thus, the percentage has been removed.

--end--